EXHIBIT 32.2

WRITTEN STATEMENT

PURSUANT TO

18 U.S.C. SECTION 1350

In connection with Quarterly Report of Lihua International, Inc. and its subsidiaries (the “Company”) on Form 10-Q for the period ended March 31, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Daphne Yan Huang, Chief Financial Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13a-14(b) or 15d-14(b) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 10, 2013	By:	/s/ Daphne Yan Huang
	Name:	Daphne Yan Huang
	Title:	Chief Financial Officer